UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 14, 2005

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02 is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

The (unaudited) table presenting the effects of the expected restatements to the financial statements of SAN Holdings, Inc. (the “Company”) as of and for the year ended December 31, 2004 and the interim financial statements as of and for the quarter and six months ended June 30, 2004, as of and for the quarter and nine months ended September 30, 2004 and for the quarter ended December 31, 2004, set forth in Item 4.02(a), is incorporated into this Current Report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 14, 2005, the Board of Directors of the Company determined that assumptions and evidential matter that the Company had used in capitalization of software development costs during 2003 and 2004 were deemed to be insufficient “contemporaneous documentation” to capitalize these software development costs. The Board of Directors of the Company in consultation with management concluded that the Company’s financial statements as of and for the year ended December 31, 2004 and the interim financial statements as of and for the quarter and six months ended June 30, 2004, as of and for the quarter and nine months ended September 30, 2004 and for the quarter ended December 31, 2004, should not be relied upon.

The issue of the capitalization of software development costs arose as part of the Company’s preparation of separate, stand-alone financial statements for a small business unit of the Company that provides software solutions to the geospatial industry and its request for an audit of those statements by its independent accountants. The Company’s capitalized software costs all pertained to this business unit, and were considered to be material to the total assets of this business unit, but not to the total assets of the Company as of December 31, 2004 and 2003, respectively.

The Company intends to file restated financial statements on Form 10-K/A for the year ended December 31, 2004 and restated interim financial statements on Form 10-Q/A for each of the quarters ended June 30, 2004 and September 30, 2004. The Company also expects to file its Form 10-Q for the quarter ended September 30, 2005 by November 21, 2005.

The restatement is expected to reflect the expensing of certain software development costs in 2003 and 2004 related to the Company’s proprietary software that were capitalized on the Company’s previously reported financial statements for the 2003 and 2004 fiscal years. The Company does not expect to restate its 2003 financial statement due to the immateriality of the impact to that year. An (unaudited) table presenting the effects of the expected restatements to the Company’s financial statements is set forth below:

Statements of Operations
(in thousands, except per share data)	As reported	Adjustment	As restated

For the year ended December 31, 2004
Loss from operations	$(3,044)	$(465)	$(3,509)
Net loss	(6,285)	(465)	(6,750)
Basic and diluted net loss per share	$(0.07)	$(0.01)	$(0.08)

For the three months ended December 31, 2004
Loss from operations	$(1,320)	$(246)	$(1,566)
Net loss	(4,140)	(246)	(4,386)
Basic and diluted net loss per share	$(0.04)	$-	$(0.04)

For the nine months ended September 30, 2004
Loss from operations	$(1,724)	$(219)	$(1,943)
Net loss	(2,145)	(219)	(2,364)
Basic and diluted net loss per share	$(0.03)	$-	$(0.03)

For the three months ended September 30, 2004
Loss from operations	$(115)	$(110)	$(225)
Net loss	(198)	(110)	(308)
Basic and diluted net loss per share	$-	$-	$-

For the six months ended June 30, 2004
Loss from operations	$(1,609)	$(109)	$(1,718)
Net loss	(1,947)	(109)	(2,056)
Basic and diluted net loss per share	$(0.03)	$-	$(0.03)

For the three months ended June 30, 2004
Loss from operations	$(1,422)	$(109)	$(1,531)
Net loss	(1,463)	(109)	(1,572)
Basic and diluted net loss per share	$(0.02)	$-	$(0.02)

Balance Sheets
(in thousands)	As reported	Adjustment	As restated

December 31, 2004
Total long-term assets	$36,261	$(465)	$35,796
Total stockholders' equity	20,232	(465)	19,767

September 30, 2004
Total long-term assets	$36,197	$(219)	$35,978
Total stockholders' equity	21,903	(219)	21,684

June 30, 2004
Total long-term assets	$36,121	$(109)	$36,012
Total stockholders' equity	22,101	(109)	21,992

While the Company is not aware of any other accounting issues requiring adjustment, there can be no assurances that the Company will not find additional accounting issues requiring adjustment in the future.

Management and the Board of Directors of the Company have discussed the matters in this Item 4.02(a) with the Company’s independent accountants, Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Robert C. Ogden
Robert C. Ogden, Vice President, Chief Financial Officer and Secretary

Date: November 17, 2005